Exhibit 10.10

AVANT/CCHMC 2003 Amendment

November 17, 2003

Amendment Agreement

This Amendment Agreement is made this 17th day of November 2003 (“Effective Date”) by and between:

(1)           AVANT IMMUNOTHERAPEUTICS INC, having its principal place of business at 119 Fourth Avenue, Needham, MA 02494-2725 (“AVANT”); and

(2)           CINCINNATI CHILDREN’S HOSPITAL MEDICAL CENTER, having its principal place of business at 3333 Burnet Ave., Cincinnati, OH 45229-3039 (“CCHMC”).

WHEREAS, AVANT (as the successor in interest to Virus Research Institute, Inc.) and CCHMC (as the successor in interest to James N. Gamble Institute of Medical Research) entered into a License and Clinical Trials Agreement dated as of February 27, 1995 (the “Agreement”) relating to Rotavirus vaccines; and.

WHEREAS, the parties hereto (“Parties”) wish to amend the Agreement on the terms set out in this Amendment Agreement.

NOW THEREFORE, the Parties have agreed for good and valuable consideration, receipt of which is hereby acknowledged as follows:

1.             The minimum annual royalty schedule included in Section 4.3(a) of the Agreement is hereby amended by (i) deleting the last line (“2003 ... $500,000”) thereof and (ii) adding thereto the following three (3) lines:

2003	$200,000
2004	$200,000
2005	$100,000

2.               For the avoidance of doubt, the Parties agree and acknowledge that the first sentence of Section 4.3(b) of the Agreement (“If the royalties earned and paid to [CCHMC/GAMBLE] pursuant to Section 4.2(a) for any of the above calendar years are not at least equal to the applicable minimum royalties, [AVANT/VRI] shall have the right to pay any difference between such minimum royalty amounts and the royalties paid to [CCHMC/GAMBLE] in full satisfaction of such obligation under this Section 4.3, which payment, if any, shall be made with the quarterly royalty payment due for the last quarter of the applicable calendar year.”) shall apply both to the revised minimum royalty amount for 2003 and to the new minimum royalty amounts for 2004 and 2005.

3.             Section 11.1 of the Agreement is hereby deleted and replaced with the following:

“11.1       Reports, notices and other communications from AVANT to CCHMC as provided hereunder shall be sent by certified mail to:

Office of Intellectual Property & Venture Development

Children’s Hospital Medical Center

3333 Burnet Ave.,

Cincinnati, OH 45229-3039

Attention: Director

or other individuals or addresses as shall hereafter be furnished by written notice to AVANT.”

4.             Section 11.2 of the Agreement is hereby deleted and replaced with the following:

“11.2       Reports, notices and other communications from CCHMC to AVANT as provided hereunder shall be sent by certified mail to:

AVANT Immunotherapeutics, Inc.,

119 Fourth Avenue

Needham, MA 02494-2725

Attention: President

or other individuals or addresses as shall hereafter be furnished by written notice to CCHMC.

5.             All other provisions of the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties, through their duly authorized officers, have executed this Amendment Agreement on the date above written.

AVANT Immunotherapeutics, Inc.

By:	/s/ Una S. Ryan
Name: Una S. Ryan, Ph.D., O.B.E.
Title: President and C.E.O.

Cincinnati Children’s Hospital Medical Center

By:	/s/ Thomas F. Boat
Name: Thomas F. Boat, Director
Title: Cincinnati Children’s Research Foundation